EXHIBIT 10.4

CERTAIN IDENTIFIED INFORMATION MARKED BY [*] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

AMENDMENT N°5

TO THE

[*] AGREEMENT

BETWEEN

AIRBUS S.A.S.

AND

AIR LEASE CORPORATION

Amendment Nº5 to the [*] Agreement	Page 1/5
Ref. CLC – CT2105521

AMENDMENT N°5 TO THE
[*] AGREEMENT

This amendment n°5 (the “Amendment N°5”) dated __31_ July 2021 is made

BETWEEN:

AIRBUS S.A.S., a French société par actions simplifiée, with its registered office at 2, rond-point Emile Dewoitine, 31700 Blagnac, France, registered with the Commercial and Companies Register of Toulouse under number 383 474 814 (the “Seller”),

and

AIR LEASE CORPORATION, a corporation organised and existing under the laws of the State of Delaware, U.S.A., having its principal place of business at 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067, U.S.A. (the “Buyer”).

The Buyer and the Seller, each a “Party”, together referred to as the “Parties”.

WHEREAS:

A.[*]

B.[*]

C.[*]

D.[*]

E.[*]

F.[*]

G.[*]

H.[*]

I.[*]

The [*] Agreement as amended and supplemented pursuant to the foregoing shall be referred to as the “Agreement”.

J.[*]

The Parties agree that this Amendment N°5, upon signature thereof, shall constitute an integral, non-severable part of the Agreement, and that if the Agreement has specific provisions which are inconsistent, the specific provisions contained in this Amendment N°5 shall govern.

Capitalized terms used herein and not otherwise specified in this Amendment N°5 shall, unless otherwise specified in the Agreement, have the meaning assigned thereto in the [*], as applicable.

Amendment Nº5 to the [*] Agreement	Page 2/5
Ref. CLC – CT2105521

NOW IT IS HEREBY AGREED AS FOLLOWS:

1    [*]

2    INCONSISTENCY AND CONFIDENTIALITY

2.1In the event of any inconsistency between the terms and conditions of the Agreement, the latter shall prevail to the extent of such inconsistency, whereas the part of the Agreement not concerned by such inconsistency shall remain in full force and effect.

2.2This Amendment N°5 reflects the understandings, commitments, agreements, representations and negotiations related to the matters set forth herein whatsoever, oral and written, and may not be varied except by an instrument in writing of even date herewith or subsequent hereto executed by the duly authorised representatives of both Parties.

2.3This Amendment N°5 shall be treated by both Parties as confidential and shall not be released in whole or in part to any third party without the prior consent of the other Party except as may be required by law, or to professional advisors for the implementation hereof.

3    COUNTERPARTS

This Amendment N°5 may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

4    LAW AND JURISDICTION

4.1THIS AMENDMENT N°5 WILL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF WILL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

4.2    [*]

4.3    [*]

4.4    [*]

4.5    [*]

4.6    [*]

Amendment Nº5 to the [*] Agreement	Page 3/5
Ref. CLC – CT2105521

IN WITNESS WHEREOF this Amendment N°5 was entered into the day and year first above written.

For and on behalf of	For and on behalf of

AIR LEASE CORPORATION	AIRBUS S.A.S

By: /s/ Grant Levy	By: /s/ Benoît de Saint-Exupéry

Its: Executive Vice President	Its: Senior Vice President, Contracts

Amendment Nº5 to the [*] Agreement	Page 4/5
Ref. CLC – CT2105521

Schedule 1
[*]

Amendment Nº5 to the [*] Agreement	Page 5/5
Ref. CLC – CT2105521